Exhibit 10.1

Amendment to Loan Documents

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of June 30, 2026, by and between INTEGRATED BIOPHARMA, INC., a Delaware corporation, with an address at 225 LONG AVENUE, SUITE 15, HILLSIDE, NEW JERSEY 07205-2356, and MANHATTAN DRUG COMPANY, INC., a New Jersey corporation, with an address at 225 LONG AVENUE, SUITE 15, HILLSIDE, NEW JERSEY 07205-2356 (individually and collectively, the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION (the “Bank”).

BACKGROUND

A.    The Borrower or another obligor has executed and delivered to the Bank (or a predecessor which is now known by the Bank’s name as set forth above), one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or extensions thereof all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the indebtedness and other obligations of the Borrower to the Bank for one or more loans or other extensions of credit (as used herein, collectively, together with the Obligations, if and as defined in the Loan Documents, the “Obligations”). Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.

B.    The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.    The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

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3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.    Each of the Borrower entities hereby reaffirms and confirms all of its obligations under the following Security Agreements, each dated as of April 15, 2025, by and between the applicable Borrower entity, as grantor, and the Bank, as secured party (collectively, the “Security Documents”): (a) Security Agreement executed by Integrated BioPharma, Inc. in favor of the Bank; and (b) Security Agreement executed by Manhattan Drug Company, Inc. in favor of the Bank. Each Borrower entity acknowledges and agrees that the liens and security interests granted to the Bank pursuant to the Security Documents remain in full force and effect, are hereby ratified and confirmed in all respects, and shall continue to secure all of the Obligations (as defined in each such Security Agreement), including, without limitation, the Obligations as modified by this Amendment. Nothing in this Amendment shall be construed to impair, limit, or otherwise affect the liens and security interests granted under the Security Documents, and each Borrower entity reaffirms all representations, warranties, and covenants made by it under its respective Security Agreement.

5.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

6.    To induce the Bank to enter into this Amendment, the Borrower, to the fullest extent permitted by law, waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except to the extent caused by the Bank’s gross negligence or willful misconduct. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

7.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

8.    Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

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9.    The Bank may modify this Amendment for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail).

10.    This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

11.    This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State identified in and governing the Loan Documents that are being amended hereby (the “State”), excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act). This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State.

12.    Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Loan Documents, all of which are incorporated herein by reference.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L Masi
(SEAL)
Name: Dina L. Masi
Title: Chief Financial Officer

MANHATTAN DRUG COMPANY, INC.

By:/s/ Riva Sheppard
(SEAL)
Name: Riva Sheppard
Title: President

PNC BANK, NATIONAL ASSOCIATION

By:/s/ Mark Cassidy
(SEAL)
Name: Mark Cassidy
Title: Senior Vice President

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EXHIBIT A TO

AMENDMENT TO LOAN DOCUMENTS
DATED AS OF JUNE 30, 2026

A.         Loan Documents. The Loan Documents that are the subject of this Amendment include the following (as each of such documents has been amended, modified or otherwise supplemented previously):

1.    Loan Agreement, dated as of April 15, 2025.

2.    Resolutions for Extensions of Credit And Incumbency Certificate – Integrated Biopharma, Inc., dated as of April 15, 2025.

3.     Resolutions for Extensions of Credit And Incumbency Certificate – Manhattan Drug Company, Inc., dated as of April 15, 2025.

4.    Revolving Line of Credit Note (Daily SOFR), dated as of April 15, 2025, as extended by Extension Letter dated of even date herewith.

5.    Convertible Equipment Line of Credit Note (Daily SOFR), dated as of April 15, 2025, which has matured and is of no further force or effect, and has been replaced by the Convertible Line of Credit Note (Daily SOFR) dated of even date herewith.

All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.         Amendment(s). The Loan Documents are amended as follows:

1.	Loan Agreement -

1.1.     The following representations, warranties, covenants, and agreements regarding International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws, together with the following related definitions, are hereby added to the Loan Agreement (or, alternatively, hereby replace any prior provisions in the Loan Agreement regarding such subject matter) and will control to the extent of any inconsistency between any of the following provisions and any provision in any Note regarding such matters:

“International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws; Certain Definitions.

Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full:

No Covered Entity, nor any of its directors, officers, or employees, nor, to the knowledge of the Borrower, any agents or affiliates acting on behalf of such Covered Entity: (i) is a Sanctioned Person; (ii) does business in or with, or derives any of its operating income, directly or indirectly, from any Sanctioned Jurisdiction or Sanctioned Person; or (iii) is in violation of, or is, directly or indirectly, taking any action that could cause any Covered Entity to be in violation of, applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws, or Anti-Corruption Laws.

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No Covered Entity nor any of its directors, officers, employees, nor to the knowledge of the Borrower, any agents or affiliates acting on behalf of any Covered Entity: (i) is in receipt of any notice or communication from any Compliance Authority that alleges, or otherwise pertains to, an actual or potential violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; or (ii) is the target or subject of any investigation, or has received any request for information, involving any allegation relating to a violation of any International Trade Laws, Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by an Official Body. There is no Blocked Property pledged as Collateral.

Any false, erroneous or misleading representation or warranty made as to Sanctions is automatically deemed material for purposes of determining the occurrence or existence of a default or event of default under any Loan Document.

Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will (i) in the event that any Collateral becomes Blocked Property, promptly notify the Bank and provide to the Bank Collateral that is not Blocked Property of at least equal value to the Collateral that became Blocked Property, except to the extent prohibited by applicable Law; and (ii) comply with applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws and maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable International Trade Laws, Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws by each Covered Entity, each Covered Entity’s directors and officers, and any employee, agent or affiliate acting on behalf of each Covered Entity in connection with this Agreement.

Negative Covenants. The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, without the Bank’s prior written consent,

(I)    do any of the following, nor permit any of its directors, officers, or employees, or, to the Borrower’s knowledge, any agents or affiliates acting on behalf of any Loan Party in connection with this Agreement, nor such Loan Party’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly (through a third party or otherwise) provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) directly or indirectly, repay any Loan with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property;

(II)    directly or indirectly provide, use, or make available the proceeds of any Loan hereunder to any such Loan Party’s subsidiaries that is not party to this Agreement, nor (III) do business in or with, or derive any of its income, directly or indirectly, from any Sanctioned Jurisdiction or Sanctioned Person.

Certain Definitions. As used herein:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

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“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, each as amended; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing Act 2010, each as amended; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism and related financial record keeping and reporting requirements in any jurisdiction in which any Loan Party is located or doing business.

“Blocked Property” means any property: (a) required to be reported as blocked property under 31 C.F.R. §501.603, as amended; (b) owned, directly or indirectly, by, or due to or from, a Sanctioned Person subject to blocking or comprehensive Sanctions; (c) in which a Sanctioned Person subject to blocking or comprehensive Sanctions otherwise holds any interest; (d) located or originated in, or otherwise subject to restrictions due to its ties to, a Sanctioned Jurisdiction or (e) that otherwise could cause any actual or potential violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge, or security interest in such property, or provide services in consideration of such property.

“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.

“Compliance Authority” means (a) any Official Body of the United States (including the U.S. Department of State, the U.S. Department of the Treasury and its Office of Foreign Assets Control) (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Official Body with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.

“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral under any Loan Document; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.

“International Trade Laws” means all Laws relating to export controls, trade embargoes, customs, and antiboycott measures.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.

“Loan Party” means the Borrower and any Guarantors.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.

“Sanctioned Jurisdiction” means, at any time, any country, area, territory, or jurisdiction that is the subject or target of comprehensive Sanctions.

“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above; or (d) otherwise the subject or target of Sanctions.

“Sanctions” means Laws relating to economic or financial sanctions, sectoral sanctions, or secondary sanctions, administered, or enforced from time to time by any Compliance Authority.

1.2.    The following provisions are hereby amended or added to the Loan Agreement:

“First Amendment” shall mean the First Amendment to the Loan Agreement by and among the Borrower and the Lender dated as set forth above.

“First Amendment Effective Date” shall mean the date of satisfaction of all the preconditions set forth in Exhibit A(C) of this First Amendment.

2.    Revolving Line of Credit Note -

The Revolving Line of Credit (“Line of Credit”) has been renewed. The Expiration Date of the Line of Credit, as set forth in that certain promissory note executed and delivered by the Borrower to the Bank (as amended, restated, supplemented or otherwise modified, the “Note”) and/or that certain Loan Agreement, as applicable, governing the Line of Credit (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), has been extended from April 15, 2026 to April 14, 2027 or such later date as may, in the Bank’s sole discretion, be designated by the Bank by written notice from the Bank to the Borrower from time to time.

C.    Conditions to Effectiveness of Amendment. The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.    Execution by all parties and delivery to the Bank of this Amendment;

2.    Execution by Borrowers and delivery to the Bank of Resolutions for Extensions of Credit And Incumbency Certificate;

3.    Execution by Borrowers and delivery to the Bank of Convertible Line of Credit Note (Daily SOFR);

4.    Execution by the Bank of Committed Line of Credit Extension Letter; and

5.    Payment by the Borrowers to the Bank of an amendment fee in the amount of $4,000.00, and reimbursement of the fees and expenses of the Bank's outside and in-house counsel in connection with this Amendment, which fees and expenses as of the date of this Amendment are $2,500.00.

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